Exhibit 99.1

Hughes Satellite Systems Corporation Commences Bond Repurchase Offer

ENGLEWOOD, Colo., May 6, 2016 – EchoStar Corporation (NASDAQ: SATS) (“EchoStar”) today announced that its subsidiary, Hughes Satellite Systems Corporation (“HSSC”), has commenced change of control offers (each, a “Change of Control Offer”) to repurchase for cash all or any part of its 6½% Senior Secured Notes due 2019 (CUSIP Number 444454 AB8) (the “Secured Notes”) issued under its indenture dated as of June 1, 2011 (as supplemented, the “Secured Indenture”) and its 7⅝% Senior Notes due 2021 (CUSIP Number 444454 AA0) (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”) issued under its indenture dated as of June 1, 2011 (as supplemented, the “Unsecured Indenture” and, together with the Secured Indentures, the “Indentures”), in each case at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase.

As previously disclosed, in February 2014, HSSC, together with EchoStar, entered into agreements with certain subsidiaries of DISH Network Corporation, a Nevada corporation (“DISH Network”). Pursuant to those agreements, effective March 1, 2014, (i) EchoStar issued shares of its then-newly authorized Hughes Retail Preferred Tracking Stock (the “EchoStar Tracker”) and HSSC also issued shares of its then-newly authorized Hughes Retail Preferred Tracking Stock (the “HSS Tracker” and, together with the EchoStar Tracker, the “Trackers”) to DISH Network in exchange for five satellites (EchoStar I, EchoStar VII, EchoStar X, EchoStar XI, and EchoStar XIV), including the assumption of related in-orbit incentive obligations, and $11.4 million in cash and (ii) DISH Network began receiving certain satellite services on these five satellites from HSSC (the “Transaction”). The Trackers track the residential retail satellite broadband business of EchoStar’s Hughes business segment, including certain operations, assets and liabilities attributed to such business. For additional information on the Transaction, please see Note 4 to the consolidated financial statements in the Annual Report of EchoStar on Form 10-K, and Note 3 to the consolidated financial statements in the Annual Report of HSSC on Form 10-K, each for the year ended December 31, 2015, as filed with the Securities and Exchange Commission.

HSSC recently became aware of a possible interpretation under which the Transaction may be considered to have constituted a Change of Control (as defined in the respective Indentures) under the Indentures. Under the Indentures, a Change of Control occurs when EchoStar shall cease to beneficially own 100% of the Equity Interests (as defined in the respective Indentures) of HSSC. The Indentures provide that, upon the occurrence of a Change of Control, HSSC is required, within 30 days, to make an offer to each Holder (as defined in the respective Indentures) of the respective Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase.

The Secured Notes and the Unsecured Notes have both traded at prices well above 101% of their respective principal amounts at all times since the issuance of the HSS Tracker as part of the Transaction. In addition, both prior to and following the Transaction, Mr. Charles W. Ergen held and exercised, and continues to hold and exercise, voting control over both DISH Network and EchoStar and therefore the ultimate voting control as to all matters regarding the Equity Interests of HSSC was not affected by the Transaction. Although EchoStar and HSSC believe that a Change of Control or related default may not have occurred, EchoStar and HSSC have nevertheless determined that it would be prudent for HSSC to make a Change of Control Offer (as defined in the respective Indentures) under each of the Indentures. Upon commencement of the Change of Control Offers on May 6, 2016, EchoStar and HSSC do not believe there is any such continuing default under the Indentures.

Under the Change of Control Offers, HSSC will repurchase any Notes surrendered by the Holders thereof at a purchase price of 101% of the principal amount of the Notes plus accrued and unpaid interest, notwithstanding that the Notes have traded at a significantly higher price during the entire period since the Trackers were issued as part of the Transaction. Following the launch of the Change of Control Offers, in accordance with GAAP, the Notes will be reported as current liabilities on EchoStar’s and HSSC’s consolidated balance sheets as of March 31, 2016 as the Holders may require HSSC to repurchase the Notes under the Change of Control Offers. Following the completion of the Change of Control Offers, which is currently expected to occur on or about June 8, 2016, but which we may extend to a date no later than July 5, 2016, any outstanding Notes are expected to again be reported as long-term debt on EchoStar’s and HSSC’s consolidated balance sheets. HSSC expects that the Senior Secured Notes and the Unsecured Notes will remain outstanding until their maturity in 2019 and 2021, respectively.

The terms of the respective Change of Control Offers are described in a Notice of Change of Control Offer to Purchase, each dated May 6, 2016, relating to the respective Notes, which are being distributed to Holders of the respective Notes.

The Change of Control Offers will expire at 5:00 P.M. (Eastern Daylight Time) on June 6, 2016 and the payment date under both Change of Control Offers (the “Change of Control Payment Date”) will be June 8, 2016, in each case unless extended by HSSC.

Wells Fargo Bank, National Association, is acting as the paying agent in connection with the Change of Control Offers.

This announcement does not constitute an offer to buy, or a solicitation of any offer to sell, the Notes. No recommendation is made by EchoStar or HSSC or any of their respective affiliates as to whether or not any Holders of the Notes should tender their Notes pursuant to the respective Change of Control Offer. The respective Change of Control Offer is being made only by means of the Notice of Change of Control Offer to Purchase for the respective Notes.

About EchoStar
EchoStar Corporation (NASDAQ: SATS) is a premier global provider of satellite and video delivery solutions. Headquartered in Englewood, Colo., and conducting business around the globe, EchoStar is a pioneer in secure communications technologies through its EchoStar Satellite Services, EchoStar Technologies and Hughes Network Systems business segments.

For more information, visit echostar.com. Follow @EchoStar on Twitter.

Safe Harbor Statement under the US Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans,” and similar expressions and the use of future dates are intended to identify forward looking statements. Although management believes that the expectations reflected in these forward looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties, and assumptions. See “Risk Factors” in EchoStar’s and HSSC’s Annual Reports on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission and in the other documents EchoStar and HSSC file with the Securities and Exchange Commission from time to time.

Contacts:
EchoStar Investor Relations
Deepak Dutt
+1 (301) 428-1686
Deepak.Dutt@echostar.com

EchoStar Public Relations
Jessica Olsen
+1 (303) 706-4906
Jessica.Olsen@echostar.com